Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of earliest event reported: April 22, 2004

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

     99.1 Press Release, dated April 22, 2004.

Item 12. Results of Operations and Financial Condition.

     On April 22, 2004, the Company issued a press release providing the final results for its financial performance for the quarter ended March 31, 2004. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

     The press release includes, as additional information regarding the Company’s operating results, the Company’s adjusted net income and adjusted net income per share, which exclude the amortization of acquisition-related intangibles, net of income tax effects. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net income and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.

	By:	/s/ Edward K. Quibell Edward K. Quibell Senior Vice President and Chief Financial Officer

Dated: April 22, 2004